UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2017

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1.01        Entry into a Material Definitive Agreement

On May 4, 2017, AMAG Pharmaceuticals, Inc. (the “Company”) and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, on their own behalf and as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Company agreed to issue and sell $300 million aggregate principal amount of 3.25% Convertible Senior Notes due 2022 (the “Notes”) to the Underwriters.  Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional $45 million of 3.25% Convertible Senior Notes due 2022 solely to cover over-allotments.  The closing of the issuance and sale of Notes, which is subject to customary conditions, is expected to occur on May 10, 2017.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement filed hereto as Exhibit 1.1, which is incorporated herein by reference.

The Company intends to use the net proceeds from the offering of the Notes together with cash on hand to repay the approximately $321.8 million of borrowings and accrued interest under, and terminate, its existing credit facility. Contemporaneously with the offering of the Notes, the Company entered into privately negotiated transactions with certain investors to repurchase approximately $158.9 million aggregate principal amount of its existing 2.50% Convertible Senior Notes due 2019 (the “2019 Convertible Notes”) for an aggregate repurchase price of approximately $171.3 million with cash on hand. Such repurchases of the 2019 Convertible Notes could affect the market price of the Company’s common stock. The Company also expects that holders of the 2019 Convertible Notes that sell their 2019 Convertible Notes to the Company may purchase or sell shares of the Company’s common stock in the market to unwind hedge positions they have with respect to their exposure to the existing 2019 Notes in connection with such repurchase.

In connection with the 2019 Convertible Notes, the Company entered into convertible note hedge transactions and warrant transactions with certain financial institutions (the “existing option counterparties”). Together with the intended repurchase of 2019 Convertible Notes, the Company entered into agreements with the existing option counterparties to terminate a portion of such existing convertible note hedge transactions in a notional amount corresponding to the amount of such 2019 Convertible Notes repurchased and to terminate a portion of the existing warrant transactions. In connection with the termination of such convertible note hedge transactions and the expected unwinding of the existing hedge position of the existing option counterparties with respect to such transactions, such existing option counterparties and/or their respective affiliates may sell shares of the Company’s common stock in secondary market transactions, and/or unwind various derivative transactions with respect to the Company’s common stock. This activity could decrease (or reduce the size of any increase in) the market price of the Company’s common stock at that time and it could decrease (or reduce the size of any increase in) the market value of the Notes.

A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the offering of the Notes and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events

On May 3, 2017 and May 5, 2017, respectively, the Company announced the offering and the pricing of the Notes.  Copies of these press releases are attached as Exhibits 99.1 and 99.2, respectively, hereto and incorporated herein by reference.

The legal opinion of Goodwin Procter LLP (including the consent of Goodwin Procter LLP) (Exhibits 5.1 and 23.1 to this Current Report on Form 8-K) relating to the offering and sale of Notes is filed with this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of May 4, 2017, among AMAG Pharmaceuticals, Inc. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, on their own behalf and as representatives of the several underwriters named in Schedule 1 thereto

5.1	Opinion of Goodwin Procter LLP, counsel to the Company, dated as of May 5, 2017
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press release, dated May 3, 2017
99.2	Press release, dated May 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio
Senior Vice President, General Counsel and Secretary

Date: May 8, 2017

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of May 4, 2017, among AMAG Pharmaceuticals, Inc. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, on their own behalf and as representatives of the several underwriters named in Schedule 1 thereto

5.1	Opinion of Goodwin Procter LLP, counsel to the Company, dated as of May 5, 2017
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press release, dated May 3, 2017
99.2	Press release, dated May 5, 2017